Exhibit 4.1

2004 STOCK OPTION PLAN

FOR KEY EMPLOYEES AND DIRECTORS

OF

INTERPOOL, INC.

Adopted November 3, 2004

           1. Purpose. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by those key employees and directors of the Corporation and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such key employees and directors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable employees and directors.

           2. Definitions. When used in this Plan, unless the context otherwise requires:

(a) "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted at any time.

(b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

(c) "Committee" shall mean the Committee hereinafter described in Section 3.

(d) "Corporation" shall mean Interpool, Inc.

(e) "Fair Market Value" on a specified date shall mean the last reported sales price at which one Share was traded on the stock exchange, if any, on which Shares are primarily traded, or the last reported sales price at which one Share was traded on Nasdaq, as reported by Nasdaq (or, in either case, if no Shares were traded on such date, then on the last previous date on which a Share was so traded), or if last sale prices for the Corporation's common stock are not so reported, the average of the bid and asked closing prices of one Share on the over-the-counter market, or if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(f) "Options" shall mean the stock options granted pursuant to this Plan.

(g) "Plan" shall mean this 2004 Stock Option Plan for Key Employees and Directors of Interpool, Inc., as adopted by the Board of Directors on November 3, 2004, as such Plan from time to time may be amended.

(h) "President" shall mean the person who at the time shall be the President of the Corporation.

(i) "Share" shall mean a share of common stock of the Corporation.

(j) "Subsidiary" shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation, or by another Subsidiary, as herein defined, of the Corporation.

           3. Committee. The Plan shall be administered by a Committee which shall consist of two or more directors of the Corporation, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.

           4. Participants. The class of persons who are potential recipients of Options granted under this Plan consists of key employees and directors of the Corporation or a Subsidiary, as determined by the Committee. The persons to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan.

           5. Shares and Option Grants. The Committee may, but shall not be required to, grant, in accordance with this Plan, Options to purchase an aggregate of up to 1,500,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted during any calendar year to any individual shall not exceed 250,000 Shares.

           At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

           Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

           If any Option shall expire, be cancelled or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be made subject to Options under the Plan. Notwithstanding the preceding, with respect to any Option granted to any individual who is a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code that is canceled, the number of shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such individual. For purposes of the preceding sentence, if, after grant, the exercise price of an Option is reduced, such reduction shall be treated as a cancellation of such Option and the grant of a new Option, and both the cancellation of the Option and the new Option shall reduce the maximum number of shares for which Options may be granted to the holder of such Option.

           Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same officer or director.

           The form of Option shall be determined from time to time by the Committee. A certificate of Option signed by the Chairman of the Board of Directors or the President or a Vice President of the Corporation, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary of the Corporation and bearing the seal of the Corporation affixed thereto, shall be issued to each person to whom an Option is granted. The certificate of Option for an Option shall be legended to indicate whether or not the Option is an incentive stock option.

          6. Price. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an incentive stock option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.

          7. Duration of Options. The duration of any Option granted under this Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.

           8. Ten Percent Shareholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any individual who, at the time the Option is granted, owns (directly or by attribution) shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

          9. Consideration for Options. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may request.

          10. Restrictions on Transferability of Options. An Option shall not be transferable otherwise than by will or the laws of descent and distribution or as provided in this Section 10. Notwithstanding the preceding, the Committee may, in its discretion and subject to such terms and conditions as the Committee shall approve, authorize a transfer of any Option, other than an Option which is an incentive stock option, by the initial holder to (i) the spouse, children, step children, grandchildren or other family members of the initial holder ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and/or the initial holder are the only shareholders or partners, or (iv) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Option shall be prohibited except by will or the laws of descent and distribution. Following any such permitted transfer of an Option, such Option shall continue to be subject to the same terms and conditions of the Option and of the Plan. The events of termination of employment or service under Section 12 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under Section 12. An Option which is intended to be an incentive stock option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.

          11. Exercise of Options. An Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee, provided, however, that no Option may be exercised in part or in full prior to the approval of the Plan by shareholders of the Corporation as provided in Section 17.

           Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may be exercised in the following circumstances (but in no event prior to approval of the Plan by shareholders of the Corporation as provided in Section 17 or after the term of the Option has expired): (a) immediately upon the holder's retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) subject to the provisions of Section 12 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, or (c) upon the occurrence of such special circumstances or events as in the opinion of the Committee merits special consideration.

           An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: (i) in cash; (ii) by check payable to the order of the Corporation; (iii) by delivery to the Corporation of Shares already owned by the holder for at least six months, which Shares shall be valued at their Fair Market Value on the date of exercise of the Option; (iv) by a cashless exercise method in accordance with procedures that may be established by the Committee; or (v) by such other methods as the Committee may permit from time to time. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation.

           Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof. The Committee may permit deemed or constructive transfers of Shares in lieu of actual transfer and physical delivery of certificates.

          12. Termination of Employment or Service. All or any part of any Option, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option holder's employment by the Corporation and all Subsidiaries or (ii) in the case of a director of the Corporation or a Subsidiary who is not an employee of the Corporation or a Subsidiary, upon the holder's ceasing to serve as a director of the Corporation or a Subsidiary, except that in either case the Option holder shall have until the end of the tenth business day following the cessation of his employment with the Corporation and all Subsidiaries or service as a director of the Corporation or a Subsidiary, as the case may be, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or service as a director terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service as a director is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the Option holder or the representative of the Estate or the heirs of a deceased Option holder shall have the privilege of exercising the Options which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (a) within three months of the Option holder's retirement, (b) within six months of the Option holder's disability, or (c) within twelve months of the Option holder's death, as the case may be. If the employment of any Option holder with the Corporation or a Subsidiary or service as a director of the Corporation or a Subsidiary shall be terminated for cause, as determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive) all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment or service as a director and any right to exercise such unexercised Options shall be forfeited.

           Nothing contained herein or in the Option certificate shall be construed to confer on any employee any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation or any Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge such employee or director (without or with pay), at any time, with or without cause.

          13. Adjustment of Optioned Shares. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for, the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. Any fractional shares or securities payable upon the exercise of the Option to the holder of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

           Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to its number of Shares and the class of shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

          14. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the exercise of an Option, or may issue stop transfer orders in respect thereof.

          15. Income Tax Withholding. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of such Option, the Corporation shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or such Subsidiary promptly when requested by the Corporation or such Subsidiary sufficient funds to meet the requirements of such withholding; and the Corporation or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or such Subsidiary out of any funds or property due or to become due to the holder of such Option, including with respect to non-stock incentive options, Shares issuable in connection with the Option, any of which Shares shall be valued at their Fair Market Value on the date of exercise of the Option.

          16. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or the number of Options that may be granted to any individual during any calendar year or change the class of individuals to whom Options may be granted shall be subject to the approval of the shareholders of the Corporation within one year of such amendment; provided that the Board of Directors or the Committee may amend the Plan and the terms of any outstanding Option, without the consent of the affected holder of the Option, in such manner and to such extent as is deemed appropriate by the Board of Directors or the Committee in connection with any changes in the tax laws, rules or regulations which become effective after the date of the adoption of the Plan (including Section 409A of the Internal Revenue Code and any guidance promulgated thereunder) and which are not consistent with the purpose and intended tax treatment of the Plan and the Options granted hereunder as previously in effect.

           Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

          17. Effective Date of the Plan. This Plan is conditional upon its approval by the shareholders of the Corporation in accordance with Sections 422 and 162(m) of the Internal Revenue Code, and any Options granted prior to the date of such approval shall be conditioned upon such shareholder approval. If such approval is not obtained, then the Plan and any such Options shall be void and of no force or effect.

          18. Final Issuance Date. No Option shall be granted under the Plan after November 3, 2014.